Exhibit 10.4

NON-RECOURSE FACTORING AND SECURITY AGREEMENT

This NON-RECOURSE FACTORING AGREEMENT (the “Agreement”) effective June 8, 2023 (the “Effective Date”) between SG Echo, LLC, a Delaware limited liability company, having its place of business at 2917 Big Lots Dr., Durant, OK 74701, (hereinafter “Seller”), and SouthStar Financial, LLC, its affiliates, successors and/or assigns, as their interests may appear, having its place of business at 840 Lowcountry Blvd., Mount Pleasant, SC 29464 (hereinafter “Purchaser” and collectively with the Seller, the “Parties” or singularly a “Party”).

As evidenced by the Parties’ signatures below, and in consideration of the obligations as set forth in this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Purchase of Accounts. From time to time, Seller may tender to Purchaser some or all of its Accounts which are defined as Seller’s right to payment or “Payment Intangible”, whether or not earned by performance: (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of; (ii) for services rendered or to be rendered; or (iii) as otherwise defined in the UCC. All of Seller’s said Accounts, irrespective of whether same are purchased by Purchaser are herein called “Account(s),” Purchaser is not obligated to purchase any Account tendered and shall have the right to purchase such Accounts tendered as Purchaser, in its sole and absolute discretion, shall determine. Purchaser will evidence its agreement to purchase specific Accounts(s) tendered by issuance of its check or wire transfer to Seller in the amount set forth in the Paragraph entitled “PAYMENT FOR ACCOUNTS.” Purchaser may also issue a Grouped Schedule of Accounts upon which Purchaser, in its sole and absolute discretion, shall have the right to group said Accounts tendered. Said Accounts and/or grouped accounts, which are purchased, are hereinafter collectively called “Purchased Account(s).” The total outstanding funds sent from Purchaser to Seller to purchase the Accounts shall not exceed $1,500,000.00, and Purchaser may reduce or increase this maximum amount in its sole discretion (the “Facility Amount”).

2. Payment to Seller for Accounts. Upon acceptance of an Account for purchase, Purchaser will pay to Seller, as the Purchase Price for the Purchased Accounts, an amount up to eighty percent (80%) of the face amount thereof, or such lesser percentage as Purchaser and Seller shall agree upon (the “Purchase Price”). Seller shall deliver the original invoices relating to Purchased Accounts to Purchaser at such time, and such Purchased Accounts shall be deemed sold and assigned to Purchaser at such time without any formal or additional assignments being required.

[SouthStar Non-Recourse Factoring Agreement]

3. Charges & Repayment. In consideration of the purchase of said Purchased Account(s), and in further consideration of Purchaser purchasing the Purchased Account(s), Seller agrees to pay Purchaser an amount equal to one and 95/100 percent (1.95%) of the face amount thereof for the first twenty-five (25) day period after payment for such Account is transmitted to Purchaser plus one and 25/100 percent (1.25%) for each additional fifteen (15) day period or part thereof, calculated from the date of purchase until payments received by Purchaser in collected funds on said Purchase Account(s) equals the Purchase Price of the Purchased Account(s) plus all Charges due Purchaser from Seller at the time. An additional one and 50/100 percent (1.50%) per fifteen (15) day period will be charged for Invoices exceeding sixty (60) days from advance date. The Seller may require additional funding in order to fund its ordinary and necessary business expenses (“Overadvance”), and the Purchaser may agree to provide the Overadvance in its sole discretion. In the event of an Overadvance, Seller agrees to pay Purchaser an amount equal to three and 90/100 percent (3.90%) of the amount of the Overadvance for the first twenty-five (25) day period after the Overadvance is transmitted to Purchaser plus two and 50/100 percent (2.50%) for each additional fifteen (15) day period or part thereof until payments received by Purchaser in collected funds equals the amount of the Overadvance, plus all Charges due Purchaser from Seller at the time. Under this Paragraph 3, for Purchased Accounts and Overadvances, funds are considered “collected funds” five (5) business days after receipt by Purchaser assuming same is in fact collected. However, Seller may tender to Purchaser a new Account in order to pay off an Overadvance and Purchaser, in its sole and absolute discretion, may purchase such Account. If Purchaser applies the Purchased Account to the Overadvance, funds are considered “collected funds” at the purchase of said Account.

Seller further agrees in consideration for the Purchased Accounts that Seller will pay a transactional administrative fee in the amount of Fifty and 00/100 Dollars ($50) for each new Account Debtor submitted and an amount equal to zero and 25/100 percent (0.25%) of the face amount thereof that includes any handling, collecting, mailing, quality assuring, insuring the risk, transmitting, and performing certain data processing services with respect to the maintenance and servicing of the Purchased Accounts. All amounts payable by Seller to Purchaser pursuant to this Paragraph 3 are collectively referred to as “Charges.” The calculation by Purchaser of all Charges pursuant to this Paragraph 3 shall be deemed proper and accepted by Seller, and Seller agrees to waive and forfeit any claim that the Charges are incorrect, unless Seller contests in writing the Charges within thirty (30) days following the end of the month when such Charge is calculated. Seller further acknowledges and agrees that the Charges set forth in this Paragraph 3, and all other fees and obligations payable by the Seller under this Agreement are valid and reasonable.

In order to recoup any unpaid Charges, collect payments misdirected to Seller by account debtors, or otherwise secure Seller’s obligations to the Purchaser, Seller authorizes Purchaser to initiate electronic debit or credit entries through the ACH system to any deposit account of Seller, and Seller agrees to execute any ACH forms required by any financial institution in order to effectuate an ACH. The Seller agrees to be bound by the ACH rules set forth by the National Automated Clearing House Association (“NACHA”).

[SouthStar Non-Recourse Factoring Agreement]

4. Payment to Seller Upon Collection. Provided Seller is not and has not been in default to Purchaser under this Agreement, Purchase Money Financing Addendum, any other addendum to this Agreement or other financial or leasing accommodation between the Parties or affiliates of the Parties, upon Purchaser’s receipt of payment(s) on Purchased Accounts, Purchaser shall transfer to Seller on the Friday of the week following the receipt of payment(s) from the Account Debtor an amount equal to the difference between the amount of aggregate receipt of payments on the Accounts, less the sum of (a) the aggregate Purchase Price of such Purchased Accounts, (b) all Charges or other amounts or accruals then due Purchaser from Seller under this Agreement, and (c) any reasonable reserves Purchaser elects to establish to secure payment of any other Purchased Accounts for which substantial amounts remain unpaid or for any Account which Purchaser determines the credit quality of any account debtor is declining. The amount to be remitted to the Seller pursuant to this Paragraph 4 shall be deemed proper and accepted by Seller, and Seller agrees to waive and forfeit any claim that the amount of remittance is incorrect, unless Seller contests in writing the remittance amount within thirty (30) days following the end of the month when such Charge remittance is calculated.

5. Reserve Account. If the Purchaser believes in good faith that: (i) the credit risk of any Accounts are subject to a material change; (ii) any Account or Account Debtor will violate the Purchaser’s underwriting standards; (iii) the Seller’s financial position has deteriorated; (iv) an increased risk exists that Seller will default on any obligation whether under this Agreement, Purchase Order Financing Addendum, any other addendum, or any other agreement to provide financial accommodations or lease between the Seller and Purchaser or their affiliates (collectively, “Factoring Documents”); (v) a legal or indemnity risk exists related to the Factoring Documents that may require Purchaser to fund legal expenses and costs; or (vi) the Seller is in default of this Agreement, Purchase Money Financing Addendum, any other addendum, or any other agreement to provide financial accommodations or lease between the Seller and Purchaser or their affiliates, the Purchaser in its sole discretion may reduce the discount percentage set forth in Paragraph 3, not make future purchases of Accounts, and/or establish a reserve account and holdback from payments due to the Seller under Paragraph 4 in order to provide adequate security (the “Reserve Account”).

6. Purchaser’s Right. At any time after purchase of the Account, Purchaser shall have the right to notify the “Account Debtor”—the person obligated to pay an Account—of Purchaser’s rights with respect to the Account and to notify Account Debtor to make payment of the Account directly to Purchaser. Seller agrees that Purchaser may charge an administrative fee of 5% of the invoice amount for any Purchased Account payments received by Seller, hereinafter “misdirected payments,” at Purchaser’s sole discretion. If Seller shall be in Default (as hereafter defined) to Purchaser hereunder, Purchaser shall also have the right in its name to compromise or extend the time for payment of any Account for such amounts, and upon such terms as Purchaser may determine; to demand, collect, receive and sue for any and all amounts due or to become due on the Accounts, and to take control of cash and other proceeds of any Accounts. Seller hereby irrevocably authorizes any officer of Purchaser designated by Purchaser to act for Seller; to endorse Seller’s name upon notes, acceptance, checks, drafts, money orders other evidence of payment or collateral that may come into Purchaser’s possession; to sign Seller’s name on any invoice, freight bill, bill of lading storage or warehouse receipt, or other instrument or document in respect to any Account; to sign Seller’s name on notices to Account Debtors; to send notices and verifications of Accounts to and collect Accounts from Account Debtors, and to open Seller’s mail and take and endorse payment for Accounts. Seller shall in all other ways do all acts and things necessary or appropriate to protect, preserve and realize upon the Accounts for the benefit of Purchaser and to carry out this Agreement and shall not interfere, directly or indirectly, with any of the rights given Purchaser in this Paragraph. Seller hereby ratifies and approves all acts of Purchaser’s designed officer, and such officer shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law. The powers granted in this Paragraph are coupled with an interest and are irrevocable while any Purchased Accounts are unpaid or sums are otherwise owed by Seller to Purchaser and until this agreement is terminated.

[SouthStar Non-Recourse Factoring Agreement]

7. Representations, Warranties & Covenants. To induce Purchaser to Purchase Accounts from Seller, with full knowledge that the truth and accuracy of the following are being relied upon by the Purchaser in the purchase of and payment for the Purchased Accounts, Seller represents, warrants and covenants to Purchaser and agrees that: (a) Seller is the sole and absolute owner of each Account and has full legal right to make said sale, assignment and transfer thereof hereunder; (b) The correct amount owed on each Account is as set forth on the document tendering such Account to Purchaser and such amount is not in dispute; (c) The payment of each Account is not contingent upon the fulfillment of any obligation or condition, past or future, and any and all obligations required of the Seller with regard to such Account have been fulfilled by Seller; (d) Each Account is based on an actual sale and delivery of goods and/or services actually rendered for which an invoice has been tendered to the Account Debtor, is presently due and owing to Seller, is not past due or in default , has not been previously sold, assigned, transferred or pledged, and is free of any encumbrance or lien; (e) There are no defenses, offset, recoupment’s, or counterclaims with respect to any of the Accounts and no agreement has been made under which the Account Debtor may claim any recoupment, deduction or discount, except as otherwise stated in any of the invoices submitted to Purchaser in connection with the tender of such Account for purchase (f) Upon purchase, Seller will convey to Purchaser good and marketable title to each Purchased Account free and clear of all liens and encumbrances which shall thereafter be the sole and exclusive property of the Purchaser; (g) Upon purchase, Seller will not contact or otherwise communicate with Debtor on such Purchased Account in relation to the payment being redirected to any party other than the Purchaser, without the express consent of Purchaser; (h) Each Account Debtor is not insolvent as the term is defined in the United States Bankruptcy Code; (i) All Accounts, now existing or hereafter arising, shall comply with each and every one of the representations, warranties, covenants and agreements referred to in this Paragraph and as otherwise supplemented pursuant to this Agreement; (j) All sales and other taxes imposed with respect to the Account have been remitted by Seller to the Internal Revenue Service or other state or local taxing authority, including – but not limited to – 941 withholding taxes; (k) All invoices with respect to Purchased Accounts shall state that the Account is payable to purchaser at purchaser’s address; (l) No Purchased Account is evidenced by a note or other instrument; (m) if Seller does not meet the Minimum Amount listed in Paragraph 11.c., all payments received for unfactored invoices will incur a 2% administrative charge; and (n) Seller will not directly or indirectly influence any Account Debtor from making payment directly to Purchaser, and acknowledges and agrees that any breach of this representation or receipt of funds directly from an Account Debtor will constitute conversion and/or theft of Purchaser’s property; (o) Seller has not entered or will not into any financial accommodation arrangement with any person who collects repayment by debiting an Account or Deposit Account of the Seller; and (p) Seller will not, during the term of this Agreement, sell, transfer, pledge, grant a security interest in, or hypothecate any of its Accounts to any party other than Purchaser.

[SouthStar Non-Recourse Factoring Agreement]

Seller agrees to reimburse Purchaser for actual out-of-pocket costs relating to UCC filings and searches incurred by Purchaser in connection with this Agreement. Each Purchased Account shall be the property of the Purchaser and shall be collected by Purchaser, and seller shall promptly endorse, transfer and deliver the same to the Purchaser. In addition to Purchaser’s other remedies, failure to deliver said payment in kind to Purchaser within five (5) business days of receipt may result, at Purchaser’s option, in an event of Default, as defined in Section 10(a), by Seller.. Seller will not change the state of its incorporation or formation, or its corporate or legal name, without the prior written consent of Purchaser. Seller will not create any new legal entities whatsoever without written consent by Purchaser which consent shall not be unreasonably withheld, conditioned or delayed.

8. Grant of Security Interest; Non-Recourse Nature. As security for the payment and performance of all Seller’s present and future obligations to Purchaser under this Agreement, or otherwise for the payment and performance of any obligation owed to Purchaser by Seller pursuant to any other agreement or instrument, Seller hereby transfers and grants to Purchaser a first priority security interest in all of Seller’s presently-owned and hereafter-acquired personal and fixture property, wherever located, including, without limitation, all Accounts, Goods, Chattel Paper, Inventory, Equipment, Instruments, Investment Property, Documents, Deposit Accounts, Commercial Tort Claims, Letters-of-Credit Rights, General Intangibles including Payment Intangibles, Patents, Software Trademarks, Trade Names, Customer Lists, Supporting Obligations, all proceeds and products of the foregoing, including without limitation, insurance proceeds, lock box contents and proceeds the Accounts of the Account Debtor (the “Collateral”). Said security interest shall be a first priority security interest described in Exhibit A attached hereto and made a part hereof and in any additional property, if any, listed in Exhibit B attached hereto and made a part hereof. The Collateral specifically includes, without limitation, Sellers’ right to any and all returned or repossessed personal property from Account Debtors and also shall include all rights of replevin, reclamation, and stoppage in transit and all rights as a seller of goods. In the event of any default by Seller under this Agreement and/or pursuant to any obligation of Seller to Purchaser hereunder or otherwise, Purchaser shall have all rights with respect to the aforesaid Collateral and a secured party under the applicable UCC laws as hereinafter provided.

Seller hereby authorizes Purchaser to file Financing Statements and other documents, whether or not executed by Seller, describing the Collateral described above and ratifies the filing of such Financing Statements or other documents filed by Purchaser prior to the execution of this Agreement, Purchaser and Seller agree that subsequent to any termination hereof, Purchaser shall not be obligated, nor shall Seller be authorized, to release any Security Interests granted to Purchaser hereunder unless Purchaser and Seller have entered into a mutual general release to Purchaser’s satisfaction. The provisions contained in this paragraph are a material inducement for execution of this Agreement by Purchaser. Any term used in the UCC and not specifically defined herein shall have the meaning given to the term in the UCC.

9. Indemnity, Waiver, and Release Seller agrees to indemnify and hold Purchaser harmless from all losses, causes of action, claims, proceedings or other liability asserted against Purchaser subsequent to the Effective Date related to this Agreement or the Factoring Documents, including reasonable legal fees and costs incurred by Purchaser in defense thereof. Seller shall not be required to indemnify and hold harmless Purchaser for any losses, liabilities or damages that were the result of Purchaser’s bad faith, material dishonesty or gross negligence. The provisions of this Paragraph 9 shall survive the Term of this Agreement.

[SouthStar Non-Recourse Factoring Agreement]

10. Default & Remedies.

a. Occurrence of Default. The occurrence of any one or more of the following events shall constitute (“Default”) of this Agreement by Seller; (i) the material failure of Seller to perform any covenants or agreement contained herein; (ii) any warranty or representation of Seller made herein shall be materially untrue; (iii) ceases to do business as a going concern, merges with or into any corporation or other legal entity, sells substantially all of its assets, or changes its composition, form of business association or ownership without the prior written consent of Purchaser; (iv) the death of: (a) any Seller, if seller is an individual; (b) an individual operating as a sole proprietorship that is the Seller; (c) any person who owns 25% or more of the economic interests in the Seller or has 50% or more rights to control the operations of the Seller; or (d) any guarantor of this Agreement; (v) commits an act of bankruptcy, becomes insolvent or bankrupt, makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver or has either appointed for Seller or a substantial part of its property, or has any bankruptcy reorganization or insolvency proceedings instituted against it; (vi) a tax lien shall be filed against Seller; (vii) Seller materially defaults under any agreement with any third party material to Seller’s business or providing for the lease of real or personal property or the repayment of money and such default has been adjudicated by a court of competent jurisdiction; (viii) a judgment shall be entered against Seller which is not promptly satisfied or if a levy or attachment shall be filed against Seller or its property; (ix) if Purchaser reasonably deems itself insecure in its expectation that Seller will fully perform all of its obligations under this Agreement; (x) if another creditor of Seller, its parent or an affiliate of Seller asserts any rights in, claim or security interest against the Seller’s Collateral, accounts or other property, including – but not limited to – offset, a security interest, foreclosure or otherwise; (xi) Seller enters into any financial accommodation arrangement with any person who collects repayment by debiting a Deposit Account of the Seller; and/or (xii) defaults under any Affiliated Agreements as defined in Subsection c., below. An event of Default shall not include the non-payment of a Purchased Account due to the breach without cause or insolvency of the Account Debtor for the Purchased Account.

b. Remedies Upon Default. In the event a Default shall occur and remain uncured in accordance with Paragraph 10(a): Purchaser may, in its sole discretion: (i) immediately terminate this Agreement, at which time all amounts due and owing under the Accounts shall immediately become due and payable without notice, institute default pricing on any and all open invoices and retain a reserve account from payments from all the Accounts that are Collateral; (ii) take possession of Collateral with or without judicial process; (iii) seek to place the Seller into receivership, or other applicable state law process, and request a court to appoint a receiver over the Seller; (iv) take control of goods relating to any Account Seller shall pay to Purchaser all other damages, costs and losses caused to Purchaser by reason of such Default, including, but not limited to reasonable attorneys’ fees, court costs, other collection expenses and all other expenses and costs incurred or paid by Purchaser to obtain performance or to enforce any covenant or agreement of Seller hereunder; and (v) Purchaser shall have the right to enforce all rights which it may have with respect to the security interest granted to its pursuant to this Agreement, and specifically, not by way of limitation, to notify and require the U.S. Post Office to deliver Seller’s mail to Purchaser, and to open Seller’s mail and take and endorse for deposit in the name of Seller all payments received upon any of Seller’s Accounts and to deposit same for benefit of Purchaser. In order to satisfy any of Seller’s obligations to Purchaser, Seller authorizes Purchaser to initiate electronic debit or credit entries through the ACH system to any deposit account of Seller. Purchaser shall have no obligation to marshal any assets in favor of Seller or against or in payment of any of the obligations of Seller secured hereby. In addition to the Charges and other fees and obligations contained in the Agreement and due to the additional administrative burden caused by an Event of Default, Seller shall pay an additional default service charge of five percent (5%) of the amount of each Account collected by Purchaser after a default hereunder by Seller. Upon the event of a Default, Purchaser agrees to notify Seller in writing of said Default along with the Purchaser’s approved cure period applicable to said Default (“Cure Period”). Upon receipt of such notice, Seller shall immediately commence the curing of such event and make a diligent effort to remedy the Default as quickly as possible and inform Purchaser of schedule to cure and progress thereto. The Cure Period can be anywhere from five (5) to ninety (90) days, subject to the severity of the Default, at Purchaser’s sole discretion. If said Default cannot be fully remedied within the approved Cure Period, but can reasonably be expected to be fully remedied, Purchaser may extend the Cure Period, at its sole discretion, and such event shall not constitute a Default.

[SouthStar Non-Recourse Factoring Agreement]

c. Cross-Default. The Accounts provided for under this Agreement shall secure and may be used to satisfy each and every obligation and debt of the Seller under any and all agreements between the Parties, between a Party and an affiliate of the other Party, or between affiliates of the Parties (“Affiliated Agreements”). Upon the occurrence of Default under this Agreement, an event of default shall be deemed to have occurred under any and all Affiliated Agreements, and upon the occurrence of Default under an Affiliated Agreement, an event of Default shall be deemed to have occurred under this Agreement. Purchaser, in its sole discretion, shall be entitled to assert any and all rights and remedies against the Seller or its affiliates, and collect against any and all collateral, property or guaranty as provided for under this Agreement or Affiliated Agreement. This Paragraph is specifically intended by the Parties to be a cross-collateralization and cross-default provision so the collection rights, collateral and other property set forth in one agreement secures the debts and obligations of the other agreements, and vice-versa.

SELLER WAIVES ANY REQUIREMENT THAT PURCHASER INFORM SELLER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF SELLER’S OBLIGATIONS HEREUNDER. FURTHER, PURCHASER’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

11.	Term, Reinstatement & Minimum Amount.

a. Term of Agreement. This Agreement shall commence as of the date hereof and shall continue in force and effect for an initial term of thirty-six (36) months from the first day of the month following the date of the first Purchased Account is purchased (“Initial Term”). Unless terminated by Seller by providing notice to Purchaser in the manner required by Paragraph 15 not less than sixty (60) but not more than ninety (90) days before the end of the Initial Term, this Agreement shall automatically extend for an additional thirty-six (36) months (“Renewal Term”). Seller shall be required to provide the same notice during any and all Renewal Terms as set forth in the preceding sentence in order to terminate this Agreement, and if no notice is provided, the Renewal Term shall extend for an additional thirty-six (36) month period. All Renewal Terms and the Initial Term are collectively referred to as the “Term.” In no event shall the Term expire prior to all of Seller’s obligations to Purchaser under this Agreement being satisfied, and the Term will be extended until such time.

b. Reinstatement. Notwithstanding any termination of this Agreement, Seller hereby agrees that to the extent Purchaser receives any payment(s) from Seller on account of Seller’s obligation to Purchaser hereunder, and such payment(s) are subsequently invalidated, declared to be preferential and/or required to be restored, returned or repaid to a trustee, receiver, or any other party upon any bankruptcy, insolvency, dissolution or liquidation of Seller, then to the extent of such invalidated payment(s), that portion of Seller’s obligation hereunder intended to be satisfied thereby shall be deemed revived as if such payments(s) had not been received by Purchaser and all Purchaser’s rights and remedies under this Agreement, including – but not limited to – those contained Paragraphs 8 and 10, shall be and remain applicable and in full force and effect.

c. Minimum Amount. Seller agrees that if Purchaser has not purchased Accounts in a quarterly period during any Initial and Renewal Term hereof which exceed fifty percent (50%) of the Facility Amount per calendar quarter, in which $250,000.00 of the Purchased Accounts each month must be with ATCO Structures & Logistics (USA) Inc., (“Minimum Amount”), Seller agrees to pay to Purchaser, on demand, an additional amount equal to what the Charges provided for elsewhere herein would have been on said Minimum Amount assuming the number of days from the date of purchase of said Minimum Amount until receipt of payment of said Minimum Amount is thirty one (31) days, less the actual Charges paid by Seller to Purchaser during said period.

d. Early Termination Fee. Should this Agreement be terminated by the Seller for any reason whatsoever, or by the Purchaser due to a Default, prior to the expiration of the Term, Seller shall pay the Purchaser an early termination fee equal to one hundred percent (100%) of the amount of the charges and one hundred percent (100%) of other accruals provided for under this Agreement, multiplied by the Minimum Amount, calculated for the period of time that remains on the Term (“Termination Fee”).

[SouthStar Non-Recourse Factoring Agreement]

12. Exclusive Relationship & Right of First Refusal. During the Term period as set forth in Paragraph 11, the Seller acknowledges and agrees that Purchaser has the exclusive right to purchase Accounts from (i) the Seller, (ii) any entity that is an affiliate of or related party to the Seller as defined under the laws of the 33’ Securities Act or the Internal Revenue Code, (iii) an entity that is controlled directly or indirectly by the Seller or a person who is related or an affiliate of the Seller, or (iv) an entity or person to which the Seller, an affiliate or related party provide services. Any entity or person that is subject to the preceding sentence shall first offer to Purchaser to sell its accounts on the same terms and conditions set forth in this Agreement. In addition, Seller will provide notice to Purchaser as required under Paragraph 15 within ten (10) days of any legal and/or corporate changes in the Seller’s, its affiliates’ or related party’s businesses, including – but not limited to – the formation of a legal entity, change in a legal structure of the Seller, change in location of the Seller, change in driver’s license name, state or expiration of any Seller or Guarantor or the existence of any person or entity performing related or competing work or services that is either an affiliate or related party to the Seller as described in this Paragraph. The Seller acknowledges and agrees that this exclusive relationship and offer of first refusal to purchase Accounts is material and significant consideration for the Purchaser to enter into this Agreement.

13. No Notice of Assignment, Hypothecation, Pledge, etc. by Purchaser. The parties to this Agreement agree and acknowledge that the Purchaser may assign, transfer, convey, hypothecate or pledge any or all of its Purchased Accounts, security interests or other rights and/or obligations under this Agreement and any related agreements and documents to any person, including – but not limited to – any person or entity affiliated with the Purchaser or another creditor, without the prior written consent of and without giving notice to the Seller. The Seller further acknowledges and agrees that any assignee, transferee and/or creditor will acquire and assume all interest and rights to payments, enforcement of obligations and claims, and will act in the stead of the Purchaser in every regard whatsoever with respect to all rights and claims under this Agreement and all related agreements and documents. The Seller expressly agrees to this Paragraph and acknowledges the validity of any future assignment, transfer, hypothecation or pledge without the prior written consent of and without giving notice to the Seller, and agrees that any assignment, transfer, hypothecation or pledge by the Purchaser will not be asserted as the basis for any defense or claim against the Purchaser, transferee, assignee and/or creditor.

14. Account Disputes. Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account with Purchaser’s prior approval, at Seller’s sole cost and expense. Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, “Resolve”) the dispute upon such terms as Purchaser in its sole discretion deem advisable, for Seller’s account and risk and at Seller’s sole expense, and Seller agrees to cooperate with Purchaser and do any action necessary to assist with a Resolve. Upon the occurrence of an Event of Default, Purchaser may resolve such issues with respect to any Account of Seller.

15.  Notices. Notices required or permitted hereunder shall be in writing and shall be given by personal delivery, facsimile or certified or registered mail, postage prepaid, to the parties at their address hereinabove set forth. Such notices shall be deemed given when delivered or mailed as aforesaid. Either party shall have the right to change its address by notice as herein provided. Seller is required to provide notice to Purchaser within ten (10) business days of any change in driver’s license name, state or expiration of any Seller or Guarantor.

[SouthStar Non-Recourse Factoring Agreement]

16. Governing Law, Venue & Attorneys’ Fees. This Agreement shall be interpreted, construed, and governed by and under the laws of the State of South Carolina, without regard to conflicts of law rules principles (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina. In the event that any dispute whatsoever arises between the Parties in relation to or in any way in connection with this Agreement (a “Dispute”), the Dispute shall be brought exclusively in courts of competent jurisdiction in the State of South Carolina, County of Charleston, and the Parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in Charleston, South Carolina waiving any argument as to form non-conviens; provided however, the Purchaser may seek injunctive relief, a receivership or other equitable relief in another jurisdiction that is deems more appropriate in the Purchaser’s sole discretion. Seller shall be liable for all attorney’s fees and all other costs and expenses incurred by Purchaser related to this Agreement and the Factoring Documents.

17. WAIVER OF TRIAL BY JURY. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL AND, TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Seller Acknowledgment:

18. Bankruptcy Waiver; Consent to Filing. The Seller shall first receive the written approval and authorization of Purchaser prior to the commencement of any proceeding under any federal, state, or other law relating to bankruptcy, receivership, insolvency, or other debtor relief laws initiated by or against the Seller, whether voluntary or involuntary (“Insolvency Proceeding”), and should the written consent of Purchaser not be received prior to the commencement of an Insolvency Proceeding, the Seller shall consent to and/or join any filing made or position asserted by Purchaser to dismiss such Insolvency Proceeding based on the Seller’s failure to receive Purchaser’s written consent as required by this Agreement or any accompanying resolution. For the avoidance of doubt, Seller desires that this be an absolute condition precedent, and the Seller irrevocably waives, releases, and forfeits any objection, opposition, or other legal right it may have whatsoever to any filing made or position asserted by Purchaser based on this Agreement or any accompanying resolution. As such, the Seller shall not attempt to repudiate this contractual provision by any corporate action, file any pleading or other document in connection with an Insolvency Proceeding inconsistent with the provisions of this Agreement. If Purchaser wishes, in its sole discretion, to provide financial accommodations in connection with an Insolvency Proceeding, whether as a debtor in possession lender or otherwise, the Purchaser shall consent to and/or join any filing made or position asserted by Purchaser to provide such financing, and the Seller irrevocably waives, releases, and forfeits any objection, opposition, or other legal right it may have whatsoever to Purchaser to providing financing in connection with an Insolvency Proceeding.

[SouthStar Non-Recourse Factoring Agreement]

19. Assignment by Purchaser. Purchaser, without notice to Seller, may assign and /or pledge all of Purchaser’s rights hereunder to Purchaser’s lender and/or insurance carrier (“Assignee”). Seller hereby consents to any such assignment and agrees that in such event, upon request of Assignee, it will render all acts, performance and payment directly to Assignee, and that said Assignee shall have all of Purchaser’s rights here under but none of Purchaser’s obligations.

20. No Waiver. Waiver by Purchaser of any breach or default of this Agreement or of any warranty, representation, covenant, obligation or guaranty herein shall not be construed as waiver of any subsequent breach or default. Failure by Purchaser to exercise any right or remedy hereunder shall not operate as a waiver of any subsequent breach or default. All rights and remedies are cumulative and not alternative. This Agreement contains the entire agreement of the parties and may not be modified except by a written agreement executed by Seller and Purchaser.

21.  Severability. If any provision of this Agreement is held or found to be illegal, invalid or unenforceable by any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalid provision shall be deemed deleted here from, and the parties acknowledge and agree that any governmental authority, court, agency or exchange shall revise such provision to the minimum extent necessary to cure such violation. All other provisions in this Agreement shall nevertheless continue to be binding on the parties hereto and shall be of full force and effect.

22. Insurance Requirements. Seller will, at Sellers sole expense, during the Term or any renewal or extension thereof, carry in a standard company, for the protection of itself and Purchaser, comprehensive public liability insurance, including property damage, with limits of at least: bodily injury $1,000,000.00 each person, $2,000,000.00 each occurrence, and property damage $1,000,000.00 each occurrence. Such insurance policy shall name Purchaser as an additional insured and a loss payee for property damage, shall be deposited with a paid receipt with Purchaser. In addition, Purchaser may require, and Seller will agree to carry life insurance policies on its key personal in an amount not to exceed $250,000.00 per individual naming the Purchaser as the loss payee. The Seller agrees that none of the insurance policies required under this Paragraph shall not be canceled for any reason unless and until Purchaser is given fifteen (15) days’ prior notice in writing by the insurance company. If Seller shall not comply with this Paragraph, Purchaser may, at its option, cause insurance as aforesaid to be issued, and in such event, Seller agrees to pay the premium for such insurance promptly upon Purchaser’s demand or as a Charge.

23. Further Cooperation. The Parties agree to cooperate in good faith with one another in executing any amendments to this Agreement deemed necessary to confirm the intent of the Parties, including – but not limited to – correcting any clerical mistakes such as page numbers, typos, missing initials, etc., and each of the Parties agrees to execute and deliver such other and further instruments as may be necessary to implement fully the terms of this Agreement.  The Parties further acknowledge and agree that the presence of clerical mistakes in the Agreement is not material and do not affect the enforceability of this Agreement.

[SouthStar Non-Recourse Factoring Agreement]

24. Authority & Electronic Signatures. All corporate action on the part of the Seller and its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreement, and the performance of all obligations of the Seller hereunder have been taken prior to the execution of this Agreement. When executed and delivered by the Seller, this Agreement shall constitute valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms. By executing this Agreement, the Parties agree that the use of any electronic signatures is the legally binding equivalent of a handwritten signature and has the same validity and binding effect of a handwritten signature. The Seller further agrees that it will not, at any time, repudiate the validity of this Agreement or argue that its electronic signature is not legally binding. Seller will also not object to the admissibility of this Agreement in the form of an electronic record, the admissibility of a paper copy of an electronic version of the Agreement, or a paper copy of the Agreement bearing an electronic signature on the grounds that it is an electronic record or has an electronic signature that is not an original or not in its original form.

25. Reporting Requirements. The Seller agrees to provide to the Purchaser monthly Profit & Loss Statements, Balance Sheets, Accounts Receivable Aging Summaries, Accounts Payable Aging Summaries, proof of payment to the Internal Revenue Service or other state or local revenue agency in regards to any installment agreement, and proof of quarterly 941 deposits for the Seller. Seller agrees to provide annual tax returns and proof of tax payments to Purchaser as requested. Also, the Seller agrees to use its best efforts to provide the Purchaser with a Subordination Agreement with the Internal Revenue Service or other state or local revenue agency for their tax liabilities in the event that a tax liability is unsatisfied. Seller shall also provide unlimited online access to all financed accounts receivable data including AR aging and collection reports.

26. General Construction. Unless the context of this Agreement requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, “including” is not limited and “or” has the inclusive meaning represented by the phrase “and/or”. This Agreement supersedes and replaces any and all previous agreements between the parties.

[This Space Left Intentionally Blank]

[Signature Pages to Follow]

[SouthStar Non-Recourse Factoring Agreement]

IN WITNESS WHEREOF, the undersigned does hereby execute this Agreement as of the date first above written.

SG Echo, LLC

(the “Seller”)

/s/ Paul Galvin
(Seller Signature)
By: Paul M. Galvin
Its: CEO & Authorized Person

[Signature Page - SouthStar Non-Recourse Factoring Agreement]

Seen & Acknowledged:

SOUTHSTAR FINANCIAL, LLC

(the “Purchaser”)

/s/ Susan E. Linnney
By: Susan E. Linney
Its: Chief Operating Officer

[Signature Page - SouthStar Non-Recourse Factoring Agreement]

EXHIBIT A

(Description of Collateral)

ALL DEBTOR’S ASSETS, NOW OWNED OR HEREAFTER ACQUIRED, INCLUDING, WITHOUT LIMITATION, ALL OF DEBTOR’S PRESENTLY OWNED AND HEREAFTER ACQUIRED PERSONAL AND FIXTURE PROPERTY WHEREVER LOCATED, INCLUDING, WITHOUT LIMITATION, ALL ACCOUNTS, GOODS, CHATTEL PAPER, INVENTORY, EQUIPMENT, INSTRUMENTS, INVESTMENT PROPERTY, DOCUMENTS, DEPOSIT ACCOUNTS, COMMERCIAL TORT CLAIMS, LETTERS-OF-CREDIT RIGHTS, GENERAL INTANGIBLES INCLUDING PAYMENT INTANGIBLES, PATENTS, SOFTWARE, TRADEMARKS, TRADENAMES, CUSTOMER LISTS, SUPPORTING OBLIGATIONS, AND ALL PROCEEDS AND PRODUCTS OF ALL THE FOREGOING, INCLUDING WITHOUT LIMITATION, INSURANCE PROCEEDS, LOCK BOX CONTENTS, AND PROCEEDS (THE “COLLATERAL”). THE COLLATERAL SPECIFICALLY INCLUDES, WITHOUT LIMITATION, DEBTOR’S RIGHTS TO ANY AND ALL RETURNED AND/OR REPOSSESSED PERSONAL PROPERTY FROM ACCOUNT DEBTORS AND ALSO SHALL INCLUDE ALL RIGHTS OF REPLEVIN, RECLAMATION, STOPPAGE IN TRANSIT, AND ALL RIGHTS AS A SELLER OF GOODS.

THIS SERVES AS NOTICE THAT PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR AGREED NOT TO GRANT A SECURITY INTEREST IN ANY OF THE ABOVE COLLATERAL TO ANY OTHER PERSON WITHOUT THE EXPRESS WRITTEN PERMISSION OF SECURED PARTY OR PERMIT THE REPAYMENT OF ANY OBLIGATION TO ANOTHER PERSON THROUGH THE DEBITING OF A DEPOSIT ACCOUNT OR OTHER ACCOUNT. ACCORDINGLY, THE ACCEPTANCE OF ANY SECURITY INTEREST BY ANYONE OTHER THAN THE SECURED PARTY OR THE DEBITING OF DEBTOR’S ACCOUNTS IS LIKELY TO CONSTITUTE TORTIOUS INTERFERENCE WITH SECURED PARTY RIGHTS, TORTIOUS INTERFERENCE OF CONTRACT, OR COLLUSION.

IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR’S ACCOUNTS, CHATTEL PAPER, OR GENERAL INTANGIBLES CONTRARY TO THE ABOVE, SECURED PARTY ASSERTS A CLAIM TO THOSE ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES, AND/OR ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

[Exhibit A - Description of Collateral - SouthStar Non-Recourse Factoring Agreement]

EXHIBIT B

(Additional Collateral)

Real Estate

“Legal Description of Real Estate”

A part of the SW/4 SW/4 of Section 18, Township 7 South, Range 9 East of the Indian Base and Meridian, in Bryan County, Oklahoma, described as Beginning at the Northwest corner of the SW/4 SW/4 of said Section 18; Thence South 89 degrees 50 minutes 02 seconds East 1293.60 feet; Thence South 00 degrees 06 minutes 46 seconds East 445.87 feet to the True Point of Beginning; Thence South 00 degrees 06 minutes 46 seconds East 544.13 feet; Thence North 89 degrees 50 minutes 02 seconds West 1295.55 feet; Thence North 544.24; Thence South 89 degrees 50 minutes 02 seconds East 1294.48 feet to the Point of Beginning.

Commonly Known As:	101 Waldron Road,
Durant OK (Bryan County)
Property ID:	A399-18-07S-09E-3-011-0

Forklift

-	Hyundai Forklift

o	Make: Hyundai

o	Model: 160D-9

o	Type: Diesel

o	Product Identification Number: HHKHFT23EK0000440

[Exhibit B - Additional Collateral - SouthStar Non-Recourse Factoring Agreement]

EXHIBIT B

(Additional Collateral)

Crane System

-	Rossi iC 272 FE

o	i: 22.32

o	Date: 2022/05

o	M.P.: B3

o	Code: RC00064539

o	Serial Number: 7991973

o	WA: 2545120

-	Rossi iC 272 FE

o	i: 22.32

o	Date: 2022/05

o	M.P.: B3

o	Code: RC00064539

o	Serial Number: 7991975

o	WA: 2545120

-	Rossi iC 272 FE

o	i: 22.32

o	Date: 2022/05

o	M.P.: B3

o	Code: RC00064539

o	Serial Number: 7991967

o	WA: 2545120

-	Rossi iC 272 FE

o	i: 22.32

o	Date: 2022/05

o	M.P.: B3

o	Code: RC00064539

o	Serial Number: 7991980

o	WA: 2545120

[Exhibit B - Additional Collateral - SouthStar Non-Recourse Factoring Agreement]

EXHIBIT B

(Additional Collateral)

Crane System (Continued)

-	Hoist & Motor Driven Troller

o	Model: WB3M

o	Order No.: 539595415

o	Date: 09/2019

o	Serial No.: G32124WJ

-	Hoist & Motor Driven Troller

o	Model: WB3M

o	Order No.: 544779258

o	Date: 06/2020

o	Serial No.: G34826QK

-	Hoist & Motor Driven Troller

o	Model: WB3M

o	Order No.: 539595433

o	Date: 11/2019

o	Serial No.: G35743XJ

-	Hoist & Motor Driven Troller

o	Model: WB3M

o	Order No.: 539595421

o	Date: 10/2019

o	Serial No.: G32470WJ

[Exhibit B - Additional Collateral - SouthStar Non-Recourse Factoring Agreement]